                                                                 EXHIBIT 12.1

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


                                                   WinStar Communications, Inc
                            Ratio of earnings to combined fixed charges and preferred stock dividends
                                                         (in thousands)



                                                                                          Year ended
                                                               ---------------------------------------------------------
                                                                                                      December 31,
                                                                                                   --------------------
                                                                       February 28,                       1996
                                                               ----------------------------        --------------------
                                                               1993        1994        1995        Actual     Pro forma
                                                               ----        ----        ----        ------     ---------

EARNINGS:
   Net loss from continuing operations
       before income taxes                                   $(4,594)    $(8,205)    $(7,226)    $(82,713)    $(131,965)
   Adjustments to Earnings:
       Fixed Charges, as Detailed Below                          674         915         900       38,520        79,603
       Interest Capitalized                                       -           -           -          (320)         (320)
       Extraordinary item                                         -         (194)         -          -              -
       Minority interest in WinStar Gateway Network               -         (155)         -          -              -
                                                             -------     --------    -------     --------     ---------

   Earnings as Adjusted                                      $(3,920)    $(7,639)    $(6,326)    $(44,513)    $ (52,682)
                                                             -------     --------    -------     --------     ---------
                                                             -------     --------    -------     --------     ---------


FIXED CHARGES:

   Interest Expense                                          $   567     $   793     $   733     $ 36,834     $  77,917
   Capitalized Interest                                            -           -           -          320           320
   Interest Portion of Rent Expense                              107         122         167        1,366         1,366
                                                             -------     --------    -------     --------     ---------

      Total Fixed Charges                                        674         915         900       38,520        79,603

PREFERRED STOCK DIVIDENDS:                                        85          68          62            0         6,000
                                                             -------     --------    -------     --------     ---------

COMBINED FIXED CHARGES AND
   PREFERRED STOCK DIVIDENDS:                                $   759     $   983     $   962     $ 38,520     $  85,603
                                                             -------     --------    -------     --------     ---------
                                                             -------     --------    -------     --------     ---------

DEFICIENCY IN EARNINGS TO COVER COMBINED
   FIXED CHARGES AND PREFERRED
   STOCK DIVIDENDS:                                          $(4,679)    $(8,622)    $(7,288)    $(83,033)    $(138,285)
                                                             -------     --------    -------     --------     ---------
                                                             -------     --------    -------     --------     ---------


                                                                 Ten months
                                                                   ended
                                                                December 31,     Three months ended March 31,
                                                                ------------     -----------------------------
                                                                                                       1997
                                                                    1995          1996      1997    Pro Forma
                                                                    ----          ----      ----    ---------

EARNINGS:
   Net loss from continuing operations
       before income taxes                                      $(16,094)     $(10,562)   $(41,499)   $(50,006)
   Adjustments to Earnings:
       Fixed Charges, as Detailed Below                            8,063         9,006      11,528      20,035
       Interest Capitalized                                                          0        (205)       (205)
       Extraordinary item                                            -
       Minority interest in WinStar Gateway Network                  -
                                                                ---------     --------     -------    ---------

   Earnings as Adjusted                                         $ (8,031)     $ (1,556)   $(30,176)   $(30,176)
                                                                ---------     --------     -------    ---------
                                                                ---------     --------     -------    ---------


FIXED CHARGES:

   Interest Expense                                             $  7,715      $  8,664    $ 10,819    $  19,326
   Capitalized Interest                                              -              -          205          205
   Interest Portion of Rent Expense                                  348           342         504          504
                                                                ---------     --------     -------    ---------

      Total Fixed Charges                                          8,063         9,006      11,528       20,035

PREFERRED STOCK DIVIDENDS:                                           216             0         833        1,500
                                                                ---------     --------     -------    ---------

COMBINED FIXED CHARGES AND
   PREFERRED STOCK DIVIDENDS:                                   $  8,279      $  9,006    $ 12,361    $  21,535
                                                                --------      --------    --------    ---------
                                                                ---------     --------     -------    ---------

DEFICIENCY IN EARNINGS TO COVER COMBINED
   FIXED CHARGES AND PREFERRED
   STOCK DIVIDENDS:                                             $(16,310)     $(10,562)   $(42,537)   $ (51,711)
                                                                ---------     --------    --------    ---------
                                                                ---------     --------    --------    ---------

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